5,000,000 Units

SMG Indium Resources Ltd.

UNDERWRITING AGREEMENT

New York, New York
●, 2010

Sunrise Securities Corp.
641 Lexington Avenue, 25th Floor
New York, NY 10022

Rodman & Renshaw, LLC
1251 Avenue of the Americas, 20th Floor
New York, New York 10020

Ladies and Gentlemen:

The undersigned, SMG Indium Resources Ltd., a corporation formed under the laws of the State of Delaware (collectively, with any of its subsidiaries and affiliates, the “Company”), hereby confirms its agreement with each of Sunrise Securities Corp. and Rodman & Renshaw, LLC (hereinafter referred to as “you,” “Sunrise,” “Rodman,” or, collectively, as the “Representatives”) and with the other underwriters named on Schedule 1 hereto for which you are acting as Representatives (the Representatives and the other underwriters being collectively referred to herein as the “Underwriters” or, individually, an “Underwriter”) as follows:

1.            Purchase and Sale of Securities.

1.1          Firm Securities.

1.1.1       Purchase of Firm Units.  On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell, severally and not jointly, to the several Underwriters, an aggregate of 5,000,000 units (the “Firm Units”) of the Company at a purchase price of $● (net of discounts and commissions) per Firm Unit.  The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Units set forth opposite their respective names on Schedule 1 attached hereto and made a part hereof at a purchase price of $● (net of discounts and commissions) per Firm Unit.  The Firm Units are to be offered initially to the public (the “Offering”) at the offering price set forth on the cover page of the Prospectus (as defined in Section 2.1.1 hereof).  Each Firm Unit consists of one share of the Company’s common stock, par value $.001 per share (the “Common Stock”), and one warrant to purchase one share of Common Stock (the “Warrant” or “Warrants”).  As used herein, the term “Business Day” shall mean any day other than a Saturday, Sunday or any day on which national banks in New York, New York, are not open for business.

1.1.2       Payment and Delivery.  Delivery and payment for the Firm Units shall be made at 10:00 A.M., New York time, on the third (3rd) Business Day following the effective date (the “Effective Date”) of the Registration Statement (as defined in Section 2.1.1 below) (or the fourth (4th) Business Day following the Effective Date, if the Registration Statement is declared effective after 4:30 p.m.) or at such earlier time as shall be agreed upon by the Representatives and the Company at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Underwriter (“Mintz Levin”) or at such other place (or remotely by facsimile or other electronic transmission) as shall be agreed upon by the Representatives and the Company.  The closing of the public offering contemplated by this Agreement is referred to herein as the “Closing” and the hour and date of delivery and payment for the Firm Units is referred to herein as the “Closing Date.”  Payment for the Firm Units shall be made on the Closing Date by wire transfer in federal (same day) funds.  The proceeds of the Offering (less commissions, expense allowance and actual expense payments or other fees payable pursuant to this Agreement) shall be paid to the order of the Company upon delivery to the Representatives of certificates (in form and substance satisfactory to the Underwriters) representing the Firm Units (or through the facilities of the Depository Trust Company (the “DTC”)) for the account of the Underwriters.  The Firm Units shall be registered in such name or names and in such authorized denominations as the Representatives may request in writing at least two (2) Business Days prior to the Closing Date.  The Company shall not be obligated to sell or deliver the Firm Units except upon tender of payment by the Representatives for all the Firm Units.

1.2          Over-Allotment Option.

1.2.1       Option Units.  For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Units, the Underwriters are hereby granted, severally and not jointly, an option to purchase up to an additional 750,000 units from the Company (the “Over-allotment Option”).  Such additional 750,000 units shall be identical in all respects to the Firm Units and are hereinafter referred to as “Option Units.”  The Firm Units and the Option Units are hereinafter collectively referred to as the “Units,” and the Units, the shares of Common Stock and the Warrants included in the Units and the shares of Common Stock issuable upon exercise of the Warrants are hereinafter referred to collectively as the “Public Securities.”  The purchase price to be paid for the Option Units (net of discounts and commissions) will be $● per Option Unit.  The Option Units are to be offered initially to the public at the offering price of $● per Option Unit.

1.2.2       Exercise of Option.  The Over-allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Representatives as to all (at any time) or any part (from time to time) of the Option Units within forty-five (45) days after the Effective Date.  The Underwriters will not be under any obligation to purchase any Option Units prior to the exercise of the Over-allotment Option.  The Over-allotment Option granted hereby may be exercised by the giving of written notice to the Company from the Representatives, which must be confirmed in writing by overnight mail or facsimile or other electronic transmission setting forth the number of Option Units to be purchased and the date and time for delivery of and payment for the Option Units, which will not be later than five (5) Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Representatives, at the offices of Mintz Levin or at such other place (or remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Representatives.  If such delivery and payment for the Option Units does not occur on the Closing Date, the date and time of the closing for such Option Units will be as set forth in the notice (hereinafter the “Option Closing Date”).  Upon exercise of the Over-allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Units specified in such notice.

1.2.3       Payment and Delivery.  Payment for the Option Units will be made on the Option Closing Date by wire transfer in federal (same day) funds as follows: $● per Option Unit shall be deposited in the Company’s account and the remaining proceeds shall be paid to the order of the Company upon delivery to you of certificates (in form and substance satisfactory to the Underwriters) representing the Option Units (or through the facilities of DTC) for the account of the Underwriters. The Option Units shall be registered in such name or names and in such authorized denominations as the Underwriters may request in writing at least two (2) full Business Days prior to the Option Closing Date. The Company shall not be obligated to sell or deliver the Option Units except upon tender of payment by the Underwriters for the applicable Option Units.

1.3          Representatives’ Purchase Option.

1.3.1       Purchase Option.  As additional consideration, the Company hereby agrees to issue and sell to the Representatives (and/or their designees) on the Effective Date an option (“Representatives’ Purchase Option”) for the purchase of an aggregate of 250,000 units (the “Representatives’ Units”) for an aggregate purchase price of $100.00.  The Representatives’ Purchase Option shall be exercisable, in whole or in part, commencing on the first-year anniversary date of the Effective Date and expiring on the four (4) year anniversary date of the Effective Date, for cash or on a cashless basis, at an initial exercise price per Representatives’ Unit of $●, which is equal to one hundred and ten percent (110%) of the initial public offering price of a Unit.  The Representatives’ Purchase Option, the Representatives’ Units, the shares of Common Stock and the Warrants included in the Representatives’ Units (the “Representatives’ Warrants”) and the shares of Common Stock issuable upon exercise of the Representatives’ Warrants are hereinafter referred to collectively as the “Representatives’ Securities.”  The Public Securities and the Representatives’ Securities are hereinafter referred to collectively as the “Securities.”  The Representatives understand and agree that there are significant restrictions against transferring the Representatives’ Purchase Option during the first six (6) months after the Effective Date, as set forth in Section 3 of the Representatives’ Purchase Option.

1.3.2       Delivery and Payment.  Delivery and payment for the Representatives’ Purchase Option shall be made on the Closing Date.  The Company shall deliver to the Representatives and their designees upon payment therefor, certificates for the Representatives’ Purchase Option in the name or names and in such authorized denominations as the Representatives may request.

1.4          Representatives’ Warrant Solicitation Fee.  The Company hereby agrees to engage the Representatives as its exclusive advisors with respect to the solicitation of the exercise of the Warrants and pay the Representatives a warrant solicitation fee equal to five percent (5%) of the gross proceeds from such Warrant exercises during the period commencing on the date that is twelve (12) months from the Effective Date in accordance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”).

2.           Representations and Warranties of the Company.  The Company represents and warrants to the Underwriters as of the Effective Time, the Closing Date and, if applicable, the Option Closing Date, as follows:

2.1          Filing of Registration Statement.

2.1.1       Pursuant to the Act.  The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement and an amendment or amendments thereto, on Form S-1 (File No. 333-165930), including any related preliminary prospectus (the “Preliminary Prospectus,” including any prospectus that is included in the Registration Statement immediately prior to the effectiveness of the Registration Statement), for the registration of the Public Securities under the Securities Act of 1933, as amended (the “Act”) which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Act, and the rules and regulations of the Commission under the Act (the “Regulations”).  The conditions for use of Form S-1 to register the Offering under the Act, as set forth in the General Instructions to such form, have been satisfied in all material respects.  Except as the context may otherwise require, such registration statement on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of the Effective Date pursuant to paragraph (b) of Rule 430A of the Regulations), is referred to herein as the “Registration Statement.” As used herein, the term “Preliminary Prospectus” means each prospectus included in such Registration Statement (and any amendments thereto) before it becomes effective, any prospectus filed with the Commission pursuant to Rule 424(a) under the Act, and the prospectus included in the Registration Statement at the time of its effectiveness that omits information pursuant to Rule 430 under the Act, and the term “Prospectus” means the prospectus in the form first filed pursuant to Rule 424(b) under the Act.  If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.  For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Act, “Time of Sale Prospectus” means the Preliminary Prospectus together with the free writing prospectuses, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Act that has been made available without restriction to any person.  As used herein, the terms “Registration Statement,” “Preliminary Prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein.

2.1.2       The Registration Statement has been declared effective by the Commission on the date hereof. “Applicable Time” means ● am/pm on ●, 2010, on the Effective Date or such other time as agreed to by the Company and the Representatives.

2.1.3       Pursuant to the Exchange Act.  The Company has filed with the Commission a Form 8-A (File Number 000-●) providing for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Units, the Common Stock and the Warrants.  The registration of the Units, Common Stock and Warrants under the Exchange Act has been declared effective by the Commission on the date hereof.

2.1.4       No Stop Orders, etc.  Neither the Commission nor, to the best of the Company’s knowledge, any state regulatory authority has issued any order or threatened to issue any order preventing or suspending the use of the Prospectus or the Registration Statement or has instituted or, to the best of the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

2.2          Disclosures in Registration Statement.

2.2.1       10b-5 Representation.  At the respective times the Preliminary Prospectus, the Time of Sale Prospectus, the Registration Statement, the Prospectus and any post-effective amendments thereto become effective (and at the Closing Date and the Option Closing Date, if any):

(i)           The Preliminary Prospectus, the Time of Sale Prospectus, the Registration Statement, the Prospectus and any post-effective amendments thereto did and will contain all material statements that are required to be stated therein in accordance with the Act and the Regulations, and will in all material respects conform to the requirements of the Act and the Regulations;

(ii)          Neither the Preliminary Prospectus, the Time of Sale Prospectus, the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, on such dates, do or will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation and warranty made in this Section 2.3.1(ii) does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Preliminary Prospectus, the Time of Sale Prospectus, the Registration Statement or Prospectus or any amendment thereof or supplement thereto. The parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely the following disclosure contained in the “Underwriting” section of the Prospectus: (i) [the first paragraph under the heading “Pricing of Securities].”

2.2.2       Disclosure of Agreements.  The agreements and documents described in the Prospectus and the Registration Statement conform to the descriptions thereof contained therein. There is no franchise, contract or other document of a character required to be described in the Preliminary Prospectus, the Time of Sale Prospectus, the Registration Statement or the Prospectus, or to be filed with the Commission as an exhibit to the Registration Statement, which has not been so described or filed; and the information in the Prospectus under the headings “Prospectus Summary,” “Risk Factors,” “Business,” “Principal Shareholders,” “Certain Relationships and Related Transactions,” “Taxation,” and “Description of Share Capital,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the Prospectus, or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the best of the Company’s knowledge, any other party is in default thereunder and, to the best of the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. To the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

2.2.3       Prior Securities Transactions.  No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company, except as disclosed in the Registration Statement.

2.2.4       Regulations.  The disclosures in the Preliminary Prospectus, the Time of Sale Prospectus, the Registration Statement and the Prospectus, concerning the effects of Federal, State and local regulation on the Company’s business as currently contemplated fairly summarize, to the best of the Company’s knowledge, such effects and do not omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

2.3          Changes After Dates in Registration Statement.

2.3.1       No Material Adverse Change.  Since the respective dates as of which information is given in the Preliminary Prospectus, the Time of Sale Prospectus, the Registration Statement and the Prospectus,, except as otherwise specifically stated therein: (i) there has been no material adverse change in the condition, financial or otherwise, or business prospects of the Company; (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement; (iii) no member of the Company’s board of directors or management has resigned from any position with the Company and (iv) no event or occurrence has taken place which materially impairs, or would likely materially impair, with the passage of time, the ability of the members of the Company’s board of directors or management to act in their capacities with the Company as described in the Registration Statement and the Prospectus.

2.3.2       Recent Securities Transactions, etc.  Subsequent to the respective dates as of which information is given in the Preliminary Prospectus, the Time of Sale Prospectus, the Registration Statement and the Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

2.4          Independent Accountants.  To the Company’s knowledge, Marcum LLP (“Marcum”), whose report is filed with the Commission as part of the Registration Statement and included in the Registration Statement, the Preliminary Prospectus and the Prospectus, are independent accountants as required by the Act and the Regulations and the Public Company Accounting Oversight Board (including the rules and regulations promulgated by such entity, the “PCAOB”).  To the best of the Company’s knowledge, Marcum is duly registered and in good standing with the PCAOB.  Marcum has not, during the periods covered by the financial statements included in the Preliminary Prospectus, the Time of Sale Prospectus, the Registration Statement and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

2.5          Financial Statements, etc.  The financial statements, including the notes thereto and supporting schedules included in the Preliminary Prospectus, the Time of Sale Prospectus, the Registration Statement and Prospectus fairly present the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The Registration Statement discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.  Except as disclosed in the Preliminary Prospectus, the Time of Sale Prospectus, the Registration Statement and the Prospectus, (a) the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock, (c) there has not been any change in the capital stock of the Company any grants under any stock compensation plan and, (d) there has not been any material adverse change in the Company’s long-term or short-term debt.

2.6          Off-Balance Sheet Arrangements. The Company is not party to any off-balance sheet transactions, arrangements, obligations (including contingent obligations) or other relationships with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenues or expenses.

2.7          Statistical, Industry-Related and Market-Related Data. The statistical, industry-related and market-related data included in the Preliminary Prospectus, the Time of Sale Prospectus, the Registration Statement and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived. The Company has obtained the written consent to the use of such data from such sources, to the extent any such consent is required.

2.8          Authorized Capital; Options, etc.  The Company had at the date or dates indicated in the Prospectus, the duly authorized, issued and outstanding capitalization as set forth in the Preliminary Prospectus, the Time of Sale Prospectus, the Registration Statement and the Prospectus.  Based on the assumptions stated in the Preliminary Prospectus, the Time of Sale Prospectus, the Registration Statement and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein.  Except as set forth in, or contemplated by, the Registration Statement and the Prospectus, on the Effective Date and on the Closing Date, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued shares of Common Stock of the Company or any security convertible into shares of Common Stock of the Company, or any contracts or commitments to issue or sell shares of Common Stock or any such options, warrants, rights or convertible securities.

2.9          Valid Issuance of Securities, etc.

2.9.1       Outstanding Securities.  All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company.  The Public Securities conform to all statements relating thereto contained in the Registration Statement and the Prospectus.  The offers and sales of the outstanding Common Stock were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or, based in part on the representations and warranties of the purchasers of such shares of Common Stock, exempt from such registration requirements.

2.9.2       Securities Sold Pursuant to this Agreement.  The Securities have been duly authorized and reserved for issuance and sale and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken.  The Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement and the Prospectus.  When issued, the Representatives’ Purchase Option, the Representatives’ Warrants and the Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the respective exercise prices therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof and such Representatives’ Purchase Option, the Representatives’ Warrants and the Warrants are enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.  The shares of Common Stock issuable upon exercise of the Representatives’ Purchase Option, the Representatives’ Warrants and the Warrants have been reserved for issuance upon the exercise of the Representatives’ Purchase Option, the Representatives’ Warrants and the Warrants, respectively, and, when issued in accordance with the terms of such securities, will be duly and validly authorized, validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders.

2.9.3       No Integration.  Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which are required to be “integrated” pursuant to the Act or the Regulations with the offer and sale of the Public Securities pursuant to the Registration Statement.

2.10        Registration Rights of Third Parties.  Except as set forth in the Preliminary Prospectus, the Time of Sale Prospectus, the Registration Statement and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

2.11        Validity and Binding Effect of Agreements. Each of this Agreement, the Warrant Agreement (as defined in Section 2.21) and the Representatives’ Purchase Option (collectively, the “Transaction Agreements”) have been duly and validly authorized by the Company and, when duly executed and delivered, will constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.12        No Conflicts, etc.  The execution, delivery, and performance by the Company of this Agreement and the other Transaction Agreements, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party; (ii) result in any violation of the provisions of the Amended and Restated Articles of Incorporation or the By-laws of the Company, each as currently in effect (the “Charter Documents”); or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business.

2.13        No Defaults; Violations.  No material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in violation of any term or provision of its Charter Documents or in violation of any franchise, license, permit, or rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses.

2.14        Corporate Power; Licenses; Consents.

2.14.1     Conduct of Business.  The Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business for the purposes described in the Prospectus.  The disclosures in the Registration Statement and the Prospectus concerning the effects of federal, state and local regulation on this Offering and the Company’s business purpose are correct in all respects.

2.14.2     Transactions Contemplated Herein.  The Company has all corporate power and authority to enter into this Agreement and the other Transaction Agreements and to carry out the provisions and conditions hereof and thereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained.  No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery, of the Securities and the consummation of the transactions and agreements contemplated by this Agreement and the other Transaction Agreements and as contemplated by the Prospectus, except with respect to applicable federal and state securities laws and the rules and regulations promulgated by FINRA.

2.15        D&O Questionnaires.  To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s officers, directors and 5% or more stockholders (the “Insiders”) as well as in the Lock-Up Agreements provided to the Underwriters is true and correct and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires completed by each Insider to become inaccurate and incorrect.  The Company agrees to promptly inform the Underwriter at any time when it (or any officer or director thereof) should learn of any fact that would cause any such Questionnaire to not be complete and accurate in all material respects or to contain an untrue statement of a material fact or to omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading as of the date hereof and as of the Closing Date or the Option Closing Date, if any.

2.16        Litigation; Governmental Proceedings.  There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company or, to the Company’s knowledge, any Insider which has not been disclosed in the Preliminary Prospectus, the Time of Sale Prospectus, the Registration Statement, the Prospectus or the Questionnaires, or in connection with the Company’s listing application for the listing of the Public Securities on the NASDAQ Stock Market (“NASDAQ”), specifically, the NASDAQ Capital Market; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed.

2.17        Good Standing.  The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of its state of incorporation and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a material adverse effect on the Company.

2.18        Stop Orders.  The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, Time of Sale Prospectus or Prospectus or any part thereof.

2.19        Transactions Affecting Disclosure to FINRA.

2.19.1     Finder’s Fees.  There are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any Insider with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any Insider that may affect the Underwriters’ compensation, as determined by FINRA.

2.19.2     Payments Within the Last Twelve Months.  The Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any FINRA member; or (iii) to any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve (12) months prior to the Effective Date, other than the prior payment of $50,000 to the Representatives and payments made in connection with the Company’s private placement.

2.19.3     Use of Proceeds.  None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as expressly authorized herein.

2.19.4     FINRA Affiliation.  Other than Richard Biele, Joseph Betti, Brian Kuhns, Patrick Hehrer, Timothy Vickery and Kurt Focher, no officer, director or any beneficial owner of the Company’s securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) (any such individual or entity, a “Company Affiliate”) has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA); no Company Affiliate is an owner of stock or other securities of any member of FINRA (other than securities purchased on the open market); no Company Affiliate has made a subordinated loan to any member of FINRA; no proceeds from the sale of Public Securities (excluding underwriting compensation as disclosed in the Preliminary Prospectus, the Time of Sale Prospectus, the Registration Statement or Prospectus) will be paid to any FINRA member, or any persons associated with or affiliated with any member of FINRA.

2.19.5     FINRA Compensation.  Except as disclosed in the Preliminary Prospectus, the Time of Sale Prospectus, the Registration Statement or the Prospectus, the Company has not issued any warrants or other securities or granted any options, directly or indirectly, to anyone who is a potential underwriter in the offering or a related person (as defined by FINRA rules) of such an underwriter within the 180-day period prior to the initial filing date of the Registration Statement; no person to whom securities of the Company have been privately issued within 180-day period prior to the initial filing date of the Registration Statement has any relationship or affiliation or association with any member of FINRA; and no FINRA member participating in the offering has a conflict of interest with the Company.  For this purpose, a “conflict of interest” exists when a member of FINRA and/or its associated persons, parent or affiliates in the aggregate beneficially own 10% or more of the Company’s outstanding subordinated debt or common equity, or 10% or more of the Company’s preferred equity.  “FINRA member participating in the offering” includes any associated person of a FINRA member that is participating in the offering, any member of such associated person’s immediate family and any affiliate of a FINRA member that is participating in the offering.

2.20        Foreign Corrupt Practices Act.  Neither the Company nor any of its directors, employees,  officers or any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that: (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding; (ii) if not given in the past, might have had a material adverse effect on the assets, business or operations of the Company as reflected in any of the financial statements contained in the Prospectus; or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company.  The Company’s internal accounting controls and procedures are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.

2.21        Money Laundering Laws.  The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, including the Money Laundering Control Act of 1986, as amended, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

2.22        OFAC.  Neither the Company nor any director or officer of the Company, nor, to the knowledge of the Company, any agent or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person subject to any U.S. sanctions administered by OFAC.

2.23        Bank Secrecy Act; Money Laundering; Patriot Act.  Neither the Company nor any officer or director of the Company has violated: (A) the Bank Secrecy Act, as amended, (B) the Money Laundering Laws or (C) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, and/or the rules and regulations promulgated under any such law or any successor law.

2.24        Subsidiaries.  The Company does not own an interest, directly or indirectly, in any corporation, partnership, limited liability company, joint venture, trust or other business entity.

2.25        Officers’ Certificate.  Any certificate signed by any duly authorized officer of the Company and delivered to the Representatives or to Mintz Levin shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2.26        Warrant Agreement.  The Company has entered into a warrant agreement with respect to the Warrants with Continental Stock Transfer and Trust Company substantially in the form filed as an exhibit to the Registration Statement (the “Warrant Agreement”).

2.27        Lock-up Agreements.  Each of the Company’s officers and directors and any affiliated party of such officers and directors, in each case, who currently hold 10% or more on a fully-diluted basis of the Company’s outstanding shares of Common Stock (collectively, the “Lock-Up Parties”) have agreed pursuant to executed Lock-Up Agreements in the form attached hereto as Exhibit A that for a period of six months from the effective date of the Prospectus (the “Lock-Up Period”), such persons shall not sell, contract to sell, grant any option for the sale or otherwise dispose of any of your equity securities, or any securities convertible into or exercisable or exchangeable for our equity securities, without the consent of the Underwriter. The Company has caused each of the Lock-Up Parties to deliver to the Underwriter the agreements of each of the Lock-Up Parties to the foregoing effect prior to the date that the Company requests that the Commission declare the Registration Statement effective under the Act.

2.28        Related Party Transactions.  Except as disclosed in the Preliminary Prospectus, the Time of Sale Prospectus, the Registration Statement and the Prospectus, there are no business relationships or related party transactions involving the Company or any other person required to be described in the Prospectus that have not been described as required. There are no outstanding loans, advances (except normal advances for business expense in the ordinary course of business) or guarantees of indebtedness by the Company, to or for the benefit of any of the officers or directors of the Company or any of their respective family members.

2.29        No Influence.  The Company has not offered, or caused the Underwriters to offer, the Firm Units to any person or entity with the intention of unlawfully influencing: (i) a customer or supplier of the Company or any Company Affiliate to alter the customer’s or supplier’s level or type of business with the Company or such affiliate; or (ii) a journalist or publication to write or publish favorable information about the Company or any such affiliate.

2.30        Board of Directors.  The Board of Directors of the Company is comprised of the persons set forth under the heading of the Prospectus captioned “Directors, Senior Management and Employees.” The qualifications of the persons serving as board members and the overall composition of the Board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company and the rules of the NASDAQ. At least one member of the Board of Directors of the Company qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and the rules of NASDAQ. In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent” as defined under the rules of NASDAQ.

2.31        Sarbanes-Oxley Compliance.

2.31.1     Disclosure Controls.  The Company has developed and currently maintains disclosure controls and procedures that will comply with Rule 13a-15 or 15d-15 of the Exchange Act, and such controls and procedures are effective to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents.

2.31.2     Compliance.  The Company is, or on the Effective Date will be, in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 applicable to it, and has implemented or will implement such programs and has taken reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all the material provisions of the Sarbanes-Oxley Act of 2002.

2.32        No Investment Company Status.  The Company is not and, after giving effect to the Offering and sale of the Securities and the application of the proceeds thereof as described in the Preliminary Prospectus, the Time of Sale Prospectus, the Registration Statement and the Prospectus, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

2.33        No Labor Disputes.  No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent and the Company is not aware of any existing threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a material adverse effect on the Company, taken as a whole.

2.34        Title to Real and Personal Property.  The Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it which is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects except such as are described in the Preliminary Prospectus, the Time of Sale Prospectus and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, in each case except as described in the Prospectus.

2.35        Intellectual Property.  The Company owns or possesses or has valid right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property”) necessary for the conduct of the business of the Company as currently carried on and as described in the Preliminary Prospectus, the Time of Sale Prospectus, the Registration Statement and the Prospectus (exclusive of any supplement thereto).  To the knowledge of the Company, no action or use by the Company will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property of others.  The Company has not received any notice alleging any such infringement or fee.

2.36        Taxes.  The Company has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof.  The Company has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company.  The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements.  Except as disclosed in writing to the Representatives, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company.  The term “taxes” mean all foreign, federal, state, local, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto.  The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

2.37        Insurance Matters.  The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged; all policies of insurance and fidelity or surety bonds insuring the Company or its businesses, assets, employees, officers and directors are in full force and effect; the Company is in compliance with the terms of any such policies and instruments in all material respects; there are no claims by the Company under any such policy or instrument as to which an insurance company is denying liability or defending under a reservation of rights clause; the Company has not refused any insurance coverage sought or applied for; and the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as contemplated in the Preliminary Prospectus, the Time of Sale Prospectus, the Registration Statement or Prospectus (exclusive of any supplement thereto).

2.38        Definition of “Knowledge.”  As used in herein, the term “knowledge of the Company” (or similar language) shall mean the knowledge of the officers and directors of the Company who are named in the Prospectus, with the assumption that such officers and directors shall have made reasonable and diligent inquiry of the matters presented.

3.           Covenants of the Company.  The Company covenants and agrees as follows:

3.1          Amendments to Registration Statement.  The Company will deliver to the Representatives, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and not file any such amendment or supplement to which the Representatives shall reasonably object in writing.

3.2          Federal Securities Laws.

3.2.1       Compliance.  During the time when a Prospectus is required to be delivered under the Act, the Company will use its best efforts to comply with all requirements imposed upon it by the Act, the Regulations and the Exchange Act and by the regulations under the Exchange Act, as from time to time in effect, so far as necessary to permit the continuance of sales of or dealings in the Public Securities in accordance with the provisions hereof and the Prospectus.  If at any time when a Prospectus relating to the Public Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend  the Prospectus to comply with the Act, the Company will notify the Representatives promptly and prepare and file with the Commission, subject to Section 3.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Act (at the expense of the Company).

3.2.2       Filing of Final Prospectus.  The Company will file the Prospectus (in form and substance satisfactory to the Representatives) with the Commission pursuant to the requirements of Rule 424 of the Regulations.

3.2.3       Exchange Act Registration.  For a period of three (3) years from the Effective Date, the Company will use its best efforts to maintain the registration of the Common Stock and Warrants under the provisions of the Exchange Act.  The Company will not deregister the Public Securities under the Exchange Act without the prior written consent of the Representatives.

3.2.4       Free Writing Prospectuses.  The Company represents and agrees that it has not made and will not make any offer relating to the Public Securities that would constitute an issuer free writing prospectus, as defined in Rule 433 of the 1933 Act, without the prior consent of the Representatives. Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus” as defined in Rule 433, and has complied and will comply with the applicable requirements of Rule 433 of the 1933 Act, including timely Commission filing where required, legending and record keeping.

3.3          Blue Sky Filings.  The Company will endeavor in good faith, in cooperation with the Representatives, at or prior to the time the Registration Statement becomes effective, to qualify the Public Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably designate, provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction.  In each jurisdiction where such qualification shall be effected, the Company will, unless the Representatives agree that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction.

3.4          Delivery to Underwriters of Preliminary Prospectuses and Prospectuses.  The Company will deliver to each of the several Underwriters, without charge, from time to time during the period when the Prospectus is required to be delivered under the Act or the Exchange Act such number of copies of each Preliminary Prospectus and Prospectus and all amendments and supplements to such documents as such Underwriters may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to Representatives two original executed Registration Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all original executed consents of certified experts.

3.5          Effectiveness and Events Requiring Notice to the Representatives.  The Company will use its best efforts to cause the Registration Statement to remain effective with a current prospectus and will notify the Representatives immediately and confirm the notice in writing of: (i) the effectiveness of the Registration Statement and any amendment thereto; (ii) the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose; (iii) the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (v) the receipt of any comments or request for any additional information from the Commission; and (vi) the happening of any event during the period described in this Section 3.5 hereof that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement and the Prospectus untrue or that requires the making of any changes in the Registration Statement and the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

3.6          Review of Financial Statements.  For a period of three (3) years from the Effective Date, the Company, at its expense, shall cause its regularly engaged independent certified public accountants to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company’s Form 10-Q quarterly report and the mailing of quarterly financial information to stockholders.

3.7          Secondary Market Trading and Standard & Poor’s.  The Company will apply to be included in Standard & Poor’s Daily News and Corporation Records Corporate Descriptions for a period of three (3) years immediately after the Effective Date.

3.8          Reports to the Representatives.

3.8.1       Periodic Reports, Etc.  For a period of three (3) years from the Effective Date, the Company will furnish to the Representatives copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities, and also promptly furnish to the Representatives: (i) a copy of each periodic report the Company shall be required to file with the Commission; (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company; (iii) a copy of each Form 8-K or Schedules 13D, 13G, 14D-1 or 13E-4 received or prepared and filed by the Company; (iv) five copies of each Registration Statement; and (v) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representatives may from time to time reasonably request; provided that the Representatives shall sign, if requested by the Company, a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Representatives and Mintz Levin in connection with the Representatives’ receipt of such information.  Documents filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) shall be deemed to have been delivered to the Representatives pursuant to this Section.

3.8.2       Transfer Sheets.  For a period of three (3) years following the Effective Date, the Company shall retain a transfer and warrant agent acceptable to the Representatives (the “Transfer Agent”) and during the two (2) year period following the Closing Date, will furnish to the Underwriters at the Company’s sole cost and expense such transfer sheets of the Company’s securities as the Representatives may request, including the daily and monthly consolidated transfer sheets of the Transfer Agent and DTC.  Continental Stock Transfer and Trust Company is an acceptable Transfer Agent to the Underwriters.

3.8.3       Trading Reports.  During such time as the Public Securities are listed on the NASDAQ Stock Market, the Company shall provide to the Representatives, at its expense, such reports published by NASDAQ relating to price trading of the Public Securities, as the Representatives shall reasonably request.  In addition to the requirements of the preceding sentence, for a period of two (2) years from the Closing Date, the Company, at its expense, shall provide the Representatives with a subscription to the Company’s weekly Depository Transfer Company Security Position Reports.

3.9          Disqualification of Form S-1.  For a period equal to seven (7) years from the date hereof, the Company will not take any action or actions which may prevent or disqualify the Company’s use of Form S-1 (or other appropriate form) for the registration of the Warrants and the Representatives’ Purchase Option and the securities underlying the Representatives’ Purchase Option under the Act.

3.10        Payment of Expenses.

3.10.1     General Expenses Related to the Offering.  The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (a) all filing fees and communication expenses relating to the registration of the Public Securities to be sold in the Offering with the Commission; (b) all COBRADesk filing fees associated with the review of the Offering by FINRA; (c) all fees and expenses relating to the listing of such Shares on the NASDAQ Capital Market or such other stock exchanges as the Company and the Underwriters together determine; (d) all fees, expenses and disbursements relating  to background checks of the Company’s officers and directors in an amount not to exceed $2,500 per individual; (e) all fees, expenses and disbursements relating to the registration or qualification of such Shares under the “blue sky” securities laws of such states and other jurisdictions as the Underwriters may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of the Underwriters’ counsel, it being agreed that if the Offering is commenced on the Over the Counter Bulletin Board, the Company will make a payment of $10,000 to such counsel upon the commencement of “blue sky” work by such counsel and an additional $10,000 at Closing); (f) all fees, expenses and disbursements relating to the registration, qualification or exemption of such Shares under the securities laws of such foreign jurisdictions as the Underwriters may reasonably designate; (g) the costs of all mailing and printing of the underwriting documents (including, without limitation, the Underwriting Agreement, any Blue Sky Surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney), Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Underwriters may reasonably deem necessary, (h) the costs of preparing, printing and delivering certificates representing the Shares; (i) fees and expenses of the transfer agent for the Shares; (j) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Underwriter; (k) the costs associated with bound volumes of the public offering materials, which the Company or its designee will provide within a reasonable time after the Closing in such quantities as the Underwriters may reasonably request; (l) the fees and expenses of the Company’s accountants; (m) the fees and expenses of the Company’s legal counsel and other agents and representatives; and (n) up to $10,000 to cover the Underwriters’ actual “road show” expenses for the Offering, including, but not limited to, the expenses incurred in connection with one or more “road show” marketing trips, while the Commission is reviewing the Registration Statement, for the Company’s management to meet with prospective investors. Such trips will include visits to a number of prospective institutional and retail investors. The Company will pay for its own expenses, including, without limitation, the costs of recording and hosting on the Internet of the Company’s road show presentation and travel and lodging expenses associated with such trips. During the 45-day period prior to the filing of the Registration Statement with the Commission, and at all times thereafter prior and following the effectiveness of the Registration Statement, the Company and its officers, directors and related parties will abide by all rules and regulations of the Commission relating to public offerings, including, without limitation, those relating to public statements (i.e., “gun jumping”) and disclosures of material non-public information. In addition, the Company will not, without the prior written consent of the Representatives, make any offer relating to the Units that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act required to be filed with the Commission.

3.10.2     In addition to the Company’s responsibility for payment of the foregoing expenses, the Company shall pay to the Representatives a non-accountable expense allowance (the “Non-Accountable Expense Allowance”) equal to one percent (1.0%) of the gross proceeds of the Offering, which shall be paid at the Closing Date. Notwithstanding the foregoing, the Representatives acknowledge that the Company has paid the Representatives $50,000 in connection with the execution of the engagement letter between the Company and the Representatives, which shall be applied against the Non-Accountable Expense Allowance.

3.11           Application of Net Proceeds.  The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption “Use of Proceeds” in the Prospectus.

3.12           Delivery of Earnings Statements to Security Holders.  The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth (15th) full calendar month following the Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Act) covering a period of at least twelve (12) consecutive months beginning after the Effective Date.

3.13           Stabilization. Neither the Company, nor, to its knowledge, any of its employees, directors or stockholders (without the consent of the Representatives) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units.

3.14           Internal Controls.  The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.15           Accountants.  As of the Effective Date, the Company shall retain independent public accountants reasonably acceptable to the Representatives, and the Company shall continue to retain a nationally recognized independent certified public accounting firm for a period of at least three years after the Effective Date.  The Representatives acknowledge that Marcum is acceptable to them.

3.16           FINRA.  The Company shall advise the Representatives (who shall make an appropriate filing with FINRA) and Mintz Levin if it becomes aware that any 5% or greater stockholder of the Company becomes an affiliate or associated person of a FINRA member participating in the distribution of the Public Securities.

3.17           Reservation of Shares.  The Company will reserve and keep available that maximum number of its authorized but unissued securities which are issuable upon exercise of the Warrants and the Representatives’ Purchase Option outstanding from time to time.

3.18           No Fiduciary Duties.  The Company acknowledges and agrees that the Representatives’ responsibility to the Company is solely contractual in nature and that neither the Representatives’ nor their affiliates or any selling agent shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement.

4.           Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters to purchase and pay for the Units, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof and to the performance by the Company of its obligations hereunder and to the following conditions:

4.1	Regulatory Matters.

4.1.1           Effectiveness of Registration Statement.  The Registration Statement shall have become effective not later than 5:00 P.M., New York time, on the date of this Agreement or such later date and time as shall be consented to in writing by the Representatives, and, at each of the Closing Date and the Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Mintz Levin.

4.1.2           FINRA Clearance.  By the Effective Date, the Representatives shall have received clearance from the FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

4.1.3           No Commission Stop Order.  At each of the Closing Date and the Option Closing Date, the Commission has not issued any order or threatened to issue any order preventing or suspending the use of the Prospectus or any part thereof, and has not instituted or threatened to institute any proceedings with respect to such an order.

4.1.4           No Blue Sky Stop Orders.  No order suspending the sale of the Units in any jurisdiction designated by the Representatives pursuant to the terms hereof shall have been issued on either the Closing Date or the Option Closing Date, and no proceedings for that purpose shall have been instituted or shall be contemplated.

4.1.5           Exchange Clearance.  On or before the Closing Date, the Company shall make all filings required under applicable securities laws and by the NASDAQ Stock Market (including any required registration under the Exchange Act) and on the Closing Date, the Public Securities shall have been approved for listing on NASDAQ.

4.2           Opinions of Counsel for the Company.  Ellenoff Grossman & Schole LLP, counsel for the Company, shall have furnished to each of the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Option Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Exhibit B hereto.

4.3           Comfort Letter.  At the time this Agreement is executed, and at each of the Closing Date and the Option Closing Date, if any, Marcum shall have furnished to each of the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial and statistical information contained in the Preliminary Prospectus, the Time of Sale Information, the Registration Statement and the Prospectus; provided, that the letter delivered on the Closing Date or the Option Closing Date, as the case may be, shall use a “cut-off” date no more than three (3) Business Days prior to such Closing Date or such Option Closing Date, as the case may be.

4.4	Officers’ Certificates.

4.4.1           Officers’ Certificate.  At each of the Closing Date and the Option Closing Date, if any, the Representatives shall have received a certificate of the Company signed by the Chief Executive Officer and the President of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, to the effect that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, or the Option Closing Date, as the case may be, and that the conditions set forth in Section 4.5 hereof have been satisfied as of such date and that, as of Closing Date and the Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 2 hereof are true and correct.  In addition, the Representatives will have received such other and further certificates of officers of the Company as the Representatives may reasonably request.

4.4.2           Secretary’s Certificate.  At each of the Closing Date and the Option Closing Date, if any, the Representatives shall have received a certificate of the Company signed by the Secretary or Assistant Secretary of the Company, dated the Closing Date or the Option Date, as the case may be, respectively, certifying: (i) that the Charter Documents of the Company are true and complete, have not been modified and are in full force and effect; (ii) that the resolutions relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified; (iii) all correspondence between the Company or its counsel and the Commission; and (iv) as to the incumbency of the officers of the Company.  The documents referred to in such certificate shall be attached to such certificate.

4.5           No Material Changes.  Prior to and on each of the Closing Date and the Option Closing Date, if any: (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus; (ii) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Initial Stockholder before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement and Prospectus; (iii) no stop order shall have been issued under the Act and no proceedings therefor shall have been initiated or threatened by the Commission; and (iv) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Act and the Regulations and shall conform in all material respects to the requirements of the Act and the Regulations, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.6	Delivery of Agreements.

4.6.1           Effective Date Deliveries.  On the Effective Date, the Company shall have delivered to the Representatives executed copies of this Agreement, the Lock-Up Agreements and the Warrant Agreement.

4.6.2           Closing Date Deliveries.  On the Closing Date, the Company shall have delivered to the Representatives and their designees executed copies of the Representatives’ Purchase Option.

5.           Indemnification.

5.1	Indemnification of Underwriters.

5.1.1           General.  Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each Underwriter and each dealer selected by Representatives that participates in the offer and sale of the Units (each a “Selected Dealer”) and each of their respective directors, officers and employees and each person, if any, who controls any such Underwriter (“Controlling Person”) within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriters and the Company or between any of the Underwriters and any third party or otherwise) to which they or any of them may become subject under the Act, the Exchange Act or any other federal, state or local statute, law, rule, regulation or ordinance or at common law or otherwise or under the laws, rules and regulation of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in: (i) any Preliminary Prospectus, the Time of Sale Prospectus, the Registration Statement or the Prospectus (as from time to time each may be amended and supplemented); (ii) in any post-effective amendment or amendments or any new registration statement and prospectus in which is included securities of the Company issued or issuable upon exercise of the Representatives’ Purchase Option; (iii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering of the Public Securities, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); or (iv) any application or other document or written communication (in this Section 5 collectively called “Application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Public Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, the OTC Bulletin Board or NASDAQ or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to an Underwriter by or on behalf of such Underwriter expressly for use in any Preliminary Prospectus, the Time of Sale Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereof, or in any Application, as the case may be.  With respect to any untrue statement or omission or alleged untrue statement or omission made in the Preliminary Prospectus, the indemnity agreement contained in this paragraph shall not inure to the benefit of any Underwriter to the extent that any loss, liability, claim, damage or expense of such Underwriter results from the fact that a copy of the Prospectus was not given or sent to the person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Securities to such person as required by the Act and the Regulations, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under Section 3.4 hereof.  The Company agrees promptly to notify the Representatives of the commencement of any litigation or proceedings against the Company or any of its officers, directors or Controlling Persons in connection with the issue and sale of the Securities or in connection with the Registration Statement or the Prospectus.

5.1.2           Procedure.  If any action is brought against an Underwriter, a Selected Dealer or a Controlling Person in respect of which indemnity may be sought against the Company pursuant to Section 5.1.1, such Underwriter or Selected Dealer shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Underwriter or Selected Dealer, as the case may be) and payment of actual expenses.  Such Underwriter, Selected Dealer or Controlling Person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter, Selected Dealer or such Controlling Person unless: (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action; (ii) the Company shall not have employed counsel to have charge of the defense of such action; or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys (in addition to local counsel) selected by the Underwriter, Selected Dealer and/or Controlling Person shall be borne by the Company.  Notwithstanding anything to the contrary contained herein, if the Underwriter, Selected Dealer or Controlling Person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.

5.2           Indemnification of the Company.  Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, officers and employees and agents who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the several Underwriters, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in any Preliminary Prospectus, the Time of Sale Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or in any Application, in reliance upon, and in strict conformity with, written information furnished to the Company with respect to such Underwriter by or on behalf of the Underwriter expressly for use in such Preliminary Prospectus, Time of Sale Prospectus, Registration Statement or Prospectus, or any amendment or supplement thereto or in any such Application.  In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto or any Application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Underwriters by the provisions of Section 5.1.2.

5.3	Contribution.

5.3.1           Contribution Rights.  In order to provide for just and equitable contribution under the Act in any case in which: (i) any person entitled to indemnification under this Section 5 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case; or (ii) contribution under the Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this Section 5, then, and in each such case, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided, that, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  Notwithstanding the provisions of this Section 5.3.1, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Public Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses.  For purposes of this Section, each director, officer and employee of an Underwriter or the Company, as applicable, and each person, if any, who controls an Underwriter or the Company, as applicable, within the meaning of Section 15 of the Act shall have the same rights to contribution as the Underwriters or the Company, as applicable.

5.3.2           Contribution Procedure.  Within fifteen (15) days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“Contributing Party”), notify the Contributing Party of the commencement thereof, but the omission to so notify the Contributing Party will not relieve it from any liability which it may have to any other party other than for contribution hereunder.  In case any such action, suit or proceeding is brought against any party, and such party notifies a Contributing Party or its representative of the commencement thereof within the aforesaid fifteen (15) days, the Contributing Party will be entitled to participate therein with the notifying party and any other Contributing Party similarly notified.  Any such Contributing Party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such Contributing Party.  The contribution provisions contained in this Section are intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available.  The Underwriters’ obligations to contribute pursuant to this Section 5.3 are several and not joint.

6.           Representations and Agreements to Survive Delivery.  Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Date or the Option Closing Date, if any, and such representations, warranties and agreements of the Underwriters and Company, including the indemnity agreements contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter, the Company or any Controlling Person, and shall survive termination of this Agreement or the issuance and delivery of the Securities to the several Underwriters until the earlier of the expiration of any applicable statute of limitations and the seventh anniversary of the later of the Closing Date or the Option Closing Date, if any, at which time the representations, warranties and agreements shall terminate and be of no further force and effect.

7.           Additional Covenants.

7.1           Board Composition and Board Designations.  The Company shall ensure that: (i) the qualifications of the persons serving as board members and the overall composition of the board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and with the listing requirements of, NASDAQ or any other national securities exchange or national securities association, as the case may be, in the event the Company seeks to have its Public Securities listed on another exchange or quoted on an automated quotation system, and (ii) if applicable, at least one member of the board of directors qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder.

7.2           Prohibition on Press Releases and Public Announcements.  The Company will not issue press releases or engage in any other publicity, without the Representatives’ prior written consent, for a period ending at 5:00 p.m. Eastern time on the first business day following the 40th day following the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business.

8.           Effective Date of this Agreement and Termination hereof.

8.1           Effective Date.  This Agreement shall become effective when both the Company and the Representatives have executed the same and delivered counterparts of such signatures to such other party.

8.2           Termination.  This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Units, prior to the Option Closing Date: (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the NYSE Amex, the NASDAQ Stock Market or the Financial Industry Regulatory Authority; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Option Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus; or (v) the representation in Section 3(b) is incorrect in any respect.

8.3           Expenses.  Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, the Company agrees to reimburse the Representatives for, or otherwise pay and bear, the expenses and fees to be paid and borne by the Company as provided herein and to reimburse the Representatives for the full amount of their actual accountable expenses incurred as of the termination date, up to a maximum or $100,000 for all such expenses (which expenses shall include, but will not be limited to, all reasonable fees and disbursements of the Representatives’ counsel, travel, lodging and other “road show” expenses, mailing, printing and reproduction expenses, and any expenses incurred by the Representatives in conducting due diligence, including background checks of the Company’s officers and directors), less amounts, if any, previously paid to the Representatives in reimbursement for such expenses.

8.4         Indemnification.  Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall not be in any way effected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

9.           Defaulting Underwriter.

9.1         If, on the Closing Date or the Option Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Option Closing Date, as the case may be, for up to five (5) full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

9.2         If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in Section 9.1 above, the aggregate number of Securities that remain unpurchased on the Closing Date or the Option Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Securities to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Securities that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Securities that such Underwriter agreed to purchase on such date) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

9.3         If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in Section 9.1 above, the aggregate number of Securities that remain unpurchased on the Closing Date or the Option Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Securities to be purchased on such date, or if the Company shall not exercise the right described in Section 9.2 above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Securities on the Option Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 8.3 hereof and except that the provisions of Section 5 hereof shall not terminate and shall remain in effect.

9.4         Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

10.          Miscellaneous.

10.1       Notices.  All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed (registered or certified mail, return receipt requested), personally delivered or sent by facsimile transmission and confirmed and shall be deemed given when so delivered or faxed (and confirmed, if mailed, two (2) days after such mailing):

If to the Representatives:

Sunrise Securities Corp.
641 Lexington Avenue, 25th Floor
New York, NY 10022
Attn:  ●
Fax:  ●

and

Rodman & Renshaw, LLC
1251 Avenue of the Americas, 20th Floor
New York, New York 10020
Attn:  ●
Fax:  ●

With a copy (which shall not constitute notice) to:

Mintz Levin Cohn Ferris Glovsky and Popeo, P.C.
666 Third Avenue
New York, New York 10017
Attn.: Kenneth R. Koch, Esq.
Fax:  (212) 983-3115

If to the Company:

SMG Indium Resources Ltd.
41 University Drive, Suite 400
Newtown, Pennsylvania 18940
Attn.:  ●
Fax:  ●

With a copy (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP
150 East 42nd Street
New York, New York 10017
Attn: David Selengut, Esq.
Fax: (212) 370-7889

10.2       Headings.  The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

10.3       Amendment.  This Agreement may only be amended by a written instrument executed by each of the parties hereto.

10.4       Entire Agreement.  This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

10.5       Binding Effect.  This Agreement shall inure solely to the benefit of and shall be binding upon the Representatives, the Underwriters, the Company and the Controlling Persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained.  The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from an Underwriter.

10.6       Governing Law, Venue, etc.

10.6.1     This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to the conflict of laws principles thereof.  Each of the Representatives and the Company (and any individual signatory hereto): (i) agrees that any legal suit, action or proceeding arising out of or relating to this agreement and/or the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York; (ii) waives any objection which such party may have or hereafter to the venue of any such suit, action or proceeding; and (iii) irrevocably and exclusively consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding.

10.6.2     Each of the Representatives and the Company (and any individual signatory hereto) further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company or any such individual mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company or any such individual in any such suit, action or proceeding, and service of process upon the Representatives mailed by certified mail to the Representatives’ addresses shall be deemed in every respect effective service process upon the Representatives, in any such suit, action or proceeding.

10.6.3     THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT AND THE PROSPECTUS.

10.6.4     The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

10.7       Execution in Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.  Delivery of a signed counterpart of this Agreement by facsimile or email/.pdf transmission shall constitute valid and sufficient delivery thereof.

10.8       Waiver, etc.  The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement.  No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

(Remainder of page intentionally left blank.  Signature page(s) to follow.)

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

SMG INDIUM RESOURCES LTD.

By:
Name:
Title:

Agreed to and accepted on the date first above written.

SUNRISE SECURITIES CORP. as Representative of the several Underwriters

By:
Name:
Title:

RODMAN & RENSHAW, LLC as Representative of the several Underwriters

By:
Name:
Title:

SCHEDULE 1

SMG INDIUM RESOURCES LTD.

5,000,000 Units

Underwriter	Number of Firm Units to be Purchased

Sunrise Securities Corp.

Rodman & Renshaw, LLC
5,000,000

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

EXHIBIT B

FORM OF LEGAL OPINION OF COMPANY’S COUNSEL